Exhibit 10.37

STANDSTILL AGREEMENT

This AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2009, by and among DIRECTV, a Delaware corporation (the “Company”), on the one hand, and each of John C. Malone (“JCM”), Leslie Malone (“LM”), The Tracy L. Neal Trust A (the “Tracy Trust”) and The Evan D. Malone Trust A (such trust, collectively with JCM, LM and the Tracy Trust, the “Malones” and each individually, a “Malone”), on the other hand.

RECITALS

WHEREAS, on May 4, 2009, the DIRECTV Group, Inc. (“DIRECTV”) and Liberty Media Corporation (“Liberty Media”), announced that they, together with certain affiliated entities, had entered into an Agreement and Plan of Merger, dated as of May 3, 2009, as amended (the “Merger Agreement”), to combine, subject to the terms and conditions thereof, DIRECTV with Liberty Entertainment, Inc. (“LEI”), a wholly owned subsidiary of Liberty Media, to form the Company;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement each of the Malones will, among other things, receive shares of Holdings Class A Common Stock (as defined in the Merger Agreement);

WHEREAS, between May 12, 2009 and May 19, 2009, four proposed shareholder class actions (the “Delaware Actions”) were filed in the Court of Chancery in the State of Delaware (the “Court”) against DIRECTV, Liberty Media, LEI and certain present and former members of the board of directors of DIRECTV (collectively, the “Defendants”), alleging that the Defendants breached their fiduciary duties, or aided and abetted the breach of fiduciary duties owed by other Defendants, to DIRECTV and its unaffiliated shareholders, in connection with the negotiation and execution of the Merger Agreement;

WHEREAS, on May 22, 2009, the Court consolidated the Delaware Actions under the caption In re The DIRECTV Group Inc., Shareholder Litig., Consolid. C.A. No. 4581-VCP (the “Action”);

WHEREAS, the parties to the Action, by their respective counsel, have entered into a certain Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”), dated October 16, 2009, a copy of which is attached hereto as Exhibit A; and

WHEREAS, in connection with the settlement of the Action pursuant to the Stipulation, the parties hereto have agreed that at the time of the closing of the transactions contemplated by the Merger Agreement the Company and the Malones will enter into this Agreement which restricts the Malones from making certain purchases or other acquisitions of additional shares of Holdings Class A Common Stock.

AGREEMENTS

In consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.   Definitions.  For purposes of this Agreement, capitalized terms used and not defined herein will have the respective meanings ascribed to them in the Merger Agreement. Terms defined in the singular shall have the same meanings when used in the plural and vice versa.

2.   Standstill.

(a)           Each Malone agrees, severally for himself, herself or itself and not jointly with any other Malone, that during the period commencing from and after the Merger Effective

Time and ending on the termination of this Agreement pursuant to Section 4, he, she or it will not purchase or otherwise acquire any shares of Holdings Class A Common Stock other than a purchase or other acquisition that is a Permitted Acquisition. For the purposes of this Agreement, each of the following acquisitions of shares of Holdings Class A Common Stock by a Malone will be deemed a “Permitted Acquisition”:

(i)           any acquisition of shares of Holdings Class A Common Stock from the Company pursuant to the Merger Agreement;

(ii)          any acquisition of shares of Holdings Class A Common Stock from another Malone;

(iii)         any acquisition of shares of Holdings Class A Common Stock pursuant to the grant, exercise or vesting of any equity incentive awards;

(iv)        any acquisition of shares of Holdings Class A Common Stock as a result of any stock dividend, stock split or other distribution so long as such dividend or distribution is made on a pro rata basis to all holders of Holdings Common Stock;

(v)         any acquisition of shares of Holdings Class A Common Stock pursuant to the exercise of any rights, warrants or other securities issued or distributed to all holders of Holdings Common Stock on a pro rata basis;

(vi)        any acquisition of shares of Holdings Class A Common Stock received in exchange for shares of Holdings Class B Common Stock so long as the aggregate voting power of the Malones, collectively, does not increase as a result of such exchange;

(vii)       any acquisition of shares of Holdings Class A Common Stock upon the redemption of shares of Holdings Class B Common Stock following the death of JCM in accordance with the provisions of the certificate of incorporation of the Company, as amended in accordance with Section 1.5(c) of the Merger Agreement; and

(viii)      commencing on the first anniversary of the Split-Off Effective Time, any acquisition of shares of Holdings Class A Common Stock (in open market transactions or otherwise) in an amount not to exceed a number of shares equal to 1.0% of the number of shares of Holdings Common Stock outstanding (on a fully diluted basis) immediately following the Merger Effective Time (with such number of shares to be subject to adjustment to reflect the effects of stock splits, reverse splits, stock dividends and similar events occurring after the Merger Effective Time); provided, that the Malones will not acquire more than 50% of the number of shares permitted to be acquired pursuant to this clause (viii) prior to the second anniversary of the Split-Off Effective Time; and provided, further, that shares acquired by any Malone pursuant to clauses (i) through (vii) above will not be counted against acquisitions permitted pursuant to this clause (viii).

3.             Representations and Warranties.  The Company, on the one hand, and each of the Malones, severally and not jointly, on the other hand, hereby represents and warrants to the other as follows:

(a)           Such party has the legal right and all requisite power and authority to make and enter into this Agreement and to perform his, her or its obligations hereunder and comply with the provisions hereof. If such party is other than a natural person, the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary corporate, trust or other action on its part. This Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against him, her or it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

(b)           The execution, delivery and performance of this Agreement by such party, and the compliance by such party with the provisions hereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such party or any of his, her or its properties or assets, other than any such conflicts, violations, defaults, or other effects which, individually or in the aggregate, do not and will not prevent, restrict or impede such party’s performance of his, her or its obligations under and compliance with the provisions of this Agreement. If such party is other than a natural person, the execution, delivery and performance of and compliance with this Agreement by it does not and will not contravene its certificate of incorporation, by-laws, trust agreement or other organizational document currently in effect or, in the case of the Company, those contemplated by the Merger Agreement to be in effect after the Closing; and

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other person is required by such party in connection with the execution, delivery or performance of this Agreement by such party, other than as may be required under applicable Federal and state securities laws.

4.             Termination.

(a)           This Agreement will continue in full force and effect until the earliest to occur of (i) such time as the Malones in the aggregate do not own shares of Holdings Class B Common Stock entitling them to vote at least 10% of the combined voting power of the Holdings Class A Common Stock and the Holdings Class B Common Stock; (ii) 5 p.m. Eastern Time on the Business Day immediately preceding the third anniversary of the Mergers; (iii) the death of JCM and (iv) June 30, 2010 in the event the Effective Date (as such term is defined in the Stipulation) has not occurred prior to such date.

(b)           Upon the termination or expiration of this Agreement as provided herein, all of the covenants and agreements set forth in this Agreement applicable to any party shall terminate and be of no further force and effect.

5.             Miscellaneous.

(a)           Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

(b)           Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)           Jurisdiction.          All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(e)           Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated in whole or in part, by operation of Law, or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall inure to the benefit of, and be enforceable by, a successor to the Company only in the event that (i) such successor entity results from a merger involving the Company, (ii) the stockholders of the Company immediately prior to any such merger are the sole stockholders of such successor immediately after such merger, and (iii) the rights, privileges and preferences of the respective classes of common stock received by holders of Holdings Class A Common Stock and Holdings Class B Common Stock in such merger are, in all material respects, the same as the rights, privileges and preferences of the Holdings Class A Common Stock and Holdings Class B Common Stock, respectively, held by such persons immediately prior to such merger.

(f)            Descriptive Headings.         Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(g)           Entire Agreement; No Third-Party Beneficiaries.           This Agreement constitutes the entire agreement among the parties, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; provided, that nothing herein will be deemed to affect the validity of or the obligations of the parties under the Voting and Right of First Refusal Agreement, dated as of May 3, 2009, as amended, by and among LEI, DIRECTV, the Company and each of the Malones. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and as provided in Section 5(e) any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(h)           Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to any Malone, to:

John C. Malone or Leslie A. Malone
c/o Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Facsimile: (720) 875-5401

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Attention: Frederick H. McGrath

Facsimile: (212) 259-2530

If to the Company to:

The DIRECTV Group, Inc.

2230 East Imperial Highway

El Segundo, CA 90245

Attention: Larry D. Hunter

General Counsel

Facsimile: (310) 964-0838

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Frederick S. Green

Michael E. Lubowitz

Facsimile: (212) 310-8007

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Richard I. Beattie

Marni J. Lerner

Kathryn King Sudol

Facsimile: (212) 455-2502

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(i)            Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended or modified, unless (i) approved in writing by (A) each of the Malones and (B) the Company, and (ii) approved by either (A) the board of directors of the Company (including the unanimous approval of the Qualifying Directors (as such term is defined in the by-laws of the Company attached as Exhibit A-2 to the Merger Agreement)) or (B) the holders of a majority of the outstanding shares of the Holdings Class A Common Stock (other than any such shares held by the Malones).

(j)            No Implied Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(k)           Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words

“hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(l)            Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DIRECTV

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

JOHN C. MALONE, individually

LESLIE MALONE, individually

TRACY L. NEAL TRUST A

By:
Name:
Title:

EVAN D. MALONE TRUST A

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DIRECTV

By:
Name:
Title:

/s/ John C. Malone
JOHN C. MALONE, individually

/s/ Leslie Malone
LESLIE MALONE, individually

TRACY L. NEAL TRUST A

By:	/s/ David Thomas III
Name: David Thomas III
Title: Trustee

EVAN D. MALONE TRUST A

By:	/s/ David Thomas III
Name: David Thomas III
Title: Trustee